UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay

Road Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	i) On May 6, 2009, AXIS Specialty Limited, a subsidiary of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), entered into Amendment No. 3 to the Amended and Restated Service Agreement dated December 15, 2003 with Michael A. Butt, its Chairman. The amendment extends the term of service under the agreement from December 31, 2010 to December 31, 2011. A copy of the amendment is attached hereto as Exhibit 10.1.

ii) Also on May 6, 2009, the shareholders of the Company approved an amendment to the Company’s 2007 Long-Term Equity Compensation Plan (the “Plan”) at the Company’s Annual General Meeting of Shareholders. The amendment increased by 4,000,000 the number of shares of common stock authorized to be issued under the Plan and added a provision to the Plan stating that the Plan may not be materially amended without shareholder approval. A description of the Plan, as amended, is set forth under “Proposal No. 2 – Amendment to 2007 Long-Term Equity Compensation Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2009, and a copy of the Plan, as amended and restated, is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 3 to Amended and Restated Service Agreement by and between Michael A. Butt and AXIS Specialty Limited, dated May 6, 2009.

10.2	AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2009

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Amendment No. 3 to Amended and Restated Service Agreement by and between Michael A. Butt and AXIS Specialty Limited, dated May 6, 2009.

10.2	AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as amended and restated.